                                  EXHIBIT 10(j)

                                CHANGE IN CONTROL
                              EMPLOYMENT AGREEMENT

         AGREEMENT by and between P. H. Glatfelter Company (the "Company"), and Robert P. Newcomer (the "Employee"), dated as of the 31 day of December, 2000.

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company and its subsidiaries will have the continued dedication of the Employee, notwithstanding the possibility, threat, or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a threatened or pending Change in Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Employee with compensation arrangements upon a Change in Control that provide the Employee with individual financial security and which are competitive with those of other comparably situated companies and, in order to accomplish these objectives, the Board has authorized the Company to enter into this Agreement.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1.  EFFECTIVE DATE.

         (a) The "Effective Date" shall be the first date during the "Change in Control Period" (as defined in Section 1(b)) on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

         (b) The "Change in Control Period" is the period commencing on the date hereof and ending on the second anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change in Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice that the Change in Control Period shall not be so extended.

     2. CHANGE IN CONTROL. For the purpose of this Agreement, a "Change in Control" shall mean:

         (a) The acquisition, directly or indirectly, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding, for this purpose, the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries, and any purchaser or group of purchasers who are descendants of, or entities controlled by descendants of, P. H. Glatfelter which acquires beneficial ownership of voting securities of the Company) (a "Third Party") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Agreement, an Incumbent Director; or

         (c) Consummation of (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation (other than the acquiror) do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors, or (ii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party.

     3. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period").

     4.  TERMS OF EMPLOYMENT.

         (a)  POSITION AND DUTIES.

              (i)  During the Employment Period,

                   (A) the Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and

                   (B) the Employee's services shall be performed at the location where the Employee was employed immediately preceding the Effective Date or any office or location less than forty (40) miles from such location.

              (ii) During the Employment Period, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Employee to

                   (A) serve on corporate, civic or charitable boards or committees,

                   (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and

                   (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company.

         (b)  COMPENSATION.

              (i) Base Salary. During the Employment Period, the Employee shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly base salary paid or payable to the Employee by the Company during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions). Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Base Salary shall not be reduced after any such increase.

              (ii) Annual Bonus. In addition to Base Salary, the Employee shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (an "Annual Bonus"), either pursuant to the Company's Management Incentive Plan or otherwise, in cash at least equal to the sum of (a) the target bonus paid or payable to the Employee under the Company's Management Incentive Plan for the last full fiscal year preceding the fiscal year in which the Effective Date occurs and (b) a profit-sharing bonus equal to 7.5% of Employee's actual annual base compensation for the fiscal year in which the Effective Date occurs.

              (iii) Incentive, Savings and Retirement Plans. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Employee shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other key employees of the Company and its subsidiaries (including the 1992 Key Employee Long-Term Incentive Plan). Such plans, practices, policies and programs, in the aggregate, shall provide the Employee with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided by the Company to the Employee under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions).

              (iv) Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions).

              (v) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions).

              (vi) Fringe Benefits. During the Employment Period, the Employee shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions).

              (vii) Vacation. During the Employment Period, the Employee shall be entitled to paid holidays and vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions).

     5.  TERMINATION.

         (a) DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Employee's death. If the Company determines in good faith that the Disability of the Employee has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Employee written notice of its intention to terminate, or its intention to cause its subsidiary to terminate, the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" means disability as defined in the Company's Long Term Disability Plan (or, if the Company does not have such a plan, a disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably)).

         (b) CAUSE. The Company may terminate the Employee's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Employee and intended to result in substantial personal enrichment of the Employee at the expense of the Company,
(ii) repeated violations by the Employee of the Employee's obligations under
Section 4(a) of this Agreement which are demonstrably willful and deliberate on the Employee's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, (iii) violation by the Employee of any of the Company's policies, including, but not limited to, policies regarding sexual harassment, insider trading, confidentiality, substance abuse and conflicts of interest, which violation could result in the termination of the Employee's employment; or (iv) the conviction of the Employee of a felony.

         (c) GOOD REASON. The Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" means

              (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities;

              (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement;

              (iii) the Company's requiring the Employee to be based at any office or location other than that described in Section 4(a)(i)(B) hereof, except for travel reasonably required in the performance of the Employee's responsibilities;

              (iv) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or

              (v)  any failure by the Company to comply with and satisfy
Section 11(c) of this Agreement; provided that within fifteen (15) days after the occurrence of any of the events listed in clauses (i), (ii), (iii), (iv) or
(v) above the Employee delivers written notice to the Company of his intention to terminate for Good Reason specifying in reasonable detail the facts and circumstances claimed to give rise to the Employee's right to terminate his employment for Good Reason and the Company shall not have cured such facts and circumstances within thirty (30) days after delivery of such notice by the Employee to the Company (unless the Company shall have waived its right to cure by written notice to the Employee), and provided further that within fifteen
(15) days after the expiration of such thirty (30) day period or the date of receipt of such waiver notice, if earlier, the Employee delivers a Notice of Termination to the Company under Section 5(d) based on the same Good Reason specified in the notice of intent to terminate delivered to the Company under this Section 5(c).

         For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

         (d)  NOTICE OF TERMINATION. Any termination by the Company for
Cause or by the Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

         (e) DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein as permitted by Section 5(d), as the case may be; provided, however, that (i) if the Employee's employment is terminated by the Company or a subsidiary of the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company or such subsidiary notifies the Employee of such termination and (ii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

     6.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

         (a) DEATH. If the Employee's employment is terminated during the Employment Period by reason of the Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including, for this purpose (i) the Employee's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination, (ii) any compensation previously deferred by the Employee (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the Date of Termination.

         (b) DISABILITY. If the Employee's employment is terminated during the Employment Period by reason of the Employee's Disability, this Agreement shall terminate without further obligations to the Employee, other than Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days after the Date of Termination.

         (c) TERMINATION FOR CAUSE; TERMINATION BY EMPLOYEE OTHER THAN FOR GOOD REASON. If, during the Employment Period, the Employee's employment is terminated for Cause, or, if the Employee terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Employee, other than Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days after the Date of Termination.

         (d) TERMINATION FOR GOOD REASON; TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR DISABILITY. If, during the Employment Period, the Company terminates the Employee's employment other than for Cause, Disability, or death, or if the Employee terminates his employment for Good Reason:

              (i) the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                   (A) to the extent not theretofore paid, the Employee's Base Salary through the Date of Termination; and

                   (B) the product of the Annual Bonus paid to the Employee for the last full fiscal year before the Date of Termination and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and

                   (C) the product of (x) two and (y) the sum of (1) the Employee's annual Base Salary at the highest rate in effect at any time during the period beginning 90 days before the Effective Date through the Date of Termination and (2) the Annual Bonus paid to the Employee for the last full fiscal year before the Date of Termination; and

                   (D) in the case of compensation previously deferred by the Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company; and

              (ii) for a period of two years after the Date of Termination, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Employee and/or the Employee's family at levels substantially equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
Section 4(b)(iv) of this Agreement if the Employee's employment had not been terminated, including health, disability and life insurance, in accordance with the most favorable plans, practices, programs or policies of the Company and its subsidiaries in effect during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees in the same salary grade (or, if there are no salary grades, to other key employees of the Company and its subsidiaries in comparable positions) and their families; provided, however, that the Company may, at its election, pay to the Employee an amount in cash equal to the Company's cost of providing any of such benefits for such period, in lieu of continuing to provide the benefits. For purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies and for purposes of health benefit continuation coverage pursuant to Section 601 et seq of ERISA ("COBRA"), the Employee shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.

              (iii) in the event that the Employee has not, as of the Date of Termination, earned sufficient vesting service to have earned (A) a nonforfeitable interest in his matching contribution account under the P. H. Glatfelter Company 401(k) Retirement Savings Plan (the "401(k) Plan"), and (B) a nonforfeitable interest in his accrued benefit under the terms of the P. H. Glatfelter Company Retirement Plan for Salaried Employees (the "Retirement Plan") and, if applicable, the Restoration Pension (the "Restoration Pension") under the terms of the P. H. Glatfelter Supplemental Early Retirement Plan and/or the Management Incentive Plan Adjustment Supplement (the "MIP Adjustment Supplement") under the P. H. Glatfelter Company Supplemental Management Pension Plan (or any successors to those plans), the Company shall pay to the Employee a lump sum in cash within 30 days after the Date of Termination in an amount equal to the sum of:

                   (A) the Employee's unvested matching contribution account under the 401(k) Plan, valued as of the Date of Termination; and

                   (B) the actuarial present value of the Employee's unvested normal retirement pension under the Retirement Plan and, as applicable, the Restoration Pension and the MIP Adjustment Supplement, based on the Employee's accrued benefit under those plans as of the Date of

Termination, as determined by the Company's actuary utilizing actuarial equivalency factors for determining single sum amounts under the terms of the Retirement Plan.

         In the event that the Employee should return to employment with the Company and acquire a vested, nonforfeitable interest in any of the plans with respect to which the payment in this subsection (iii) is determined, the Employee shall return an amount equal to the payment made under this subsection, within 30 days of demand by the Company.

              (iv) If the Employee is, as of the Date of Termination, a participant in the P. H. Glatfelter Company Supplemental Management Pension Plan (the "SMPP") with at least five years of vesting service (as measured for purposes of the Retirement Plan), then the Company shall be obligated to contribute funds, to the extent it has not already done so, to the Trust serving as a funding vehicle for that plan (the P. H. Glatfelter Company Nonqualified Plans Master Trust) as follows:

                   (A) If the Employee is a participant in the MIP Adjustment Supplement under the SMPP, the Company shall fund the Trust with sufficient assets to pay the Employee's accrued benefit under the MIP Adjustment Supplement within five days of the Date of Termination.

                   (B) If the Employee is eligible to elect to receive the Early Retirement Supplement under the SMPP, the Company shall fund the Trust with sufficient assets to pay the Employee's accrued benefit under the Early Retirement Supplement, within five days following the later to occur of (1) the Date of Termination or (2) the benefit commencement date with respect to the Employee's Early Retirement Supplement. The Company shall have no obligation under this Section 6(d) unless the Employee executes and delivers to the Company a valid general release agreement in a form reasonably acceptable to the Company in which the Employee releases the Company from any and all possible liability, including, without limitation, any and all liability based on the Employee's employment or the termination of his employment.

     7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or its subsidiaries and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option or other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

     8. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement.

     9.  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

         (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by Deloitte & Touche LLP, or such other firm of independent accountants engaged to audit the Company's financial statements (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days after the Date of

Termination or such earlier time as is requested by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 9(b), shall be paid to the Employee within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

         (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the thirty-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

              (i) give the Company any information reasonably requested by the Company relating to such claim,

              (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

              (iii) cooperate with the Company in good faith in order effectively to contest such claim,

              (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     10. CONFIDENTIAL INFORMATION. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

     11.  SUCCESSORS.

         (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company (whether such assets are held directly or indirectly) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     12. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled in accordance with the terms of this Section 12. All claims by the Employee for benefits under this Agreement shall first be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Employee in writing within thirty (30) days and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Employee for a review of the decision denying a claim and shall further allow the Employee to appeal to the Board a decision of the Board within thirty (30) days after notification by the Board that the Employee's claim has been denied. Any further dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation or alleged breach hereof, shall be settled by arbitration in accordance with Employment Dispute Resolution Rules of the American Arbitration Association (or such other rules as may be agreed upon by the Employee and the Company). The place of the arbitration shall be Philadelphia, Pennsylvania and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Such an award shall be binding and conclusive upon the parties hereto.

     13. LEGAL EXPENSES. The Company agrees to reimburse the Employee, to the full extent permitted by law, for all costs and expenses (including without limitation reasonable attorneys' fees) which the Employee may reasonably incur as a result of any contest of the validity or enforceability of, or the Company's liability under, any provision of this Agreement, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that such payment shall be made only if the Employee prevails on at least one material issue.

     14.  MISCELLANEOUS.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                              If to the Employee:
                              Robert P. Newcomer
                              1380 Detwiler Drive
                              York, PA 17404

                              If to the Company:
                              P. H. Glatfelter Company
                              96 South George Street
                              York, PA 17401
                              Attention: William T. Yanavitch

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

         (f) This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof and supersedes all other agreements or understandings between the Company and the Employee relating to the subject matter hereof, but only during the Employment Period.

         IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

     /S/ Robert P. Newcomer
     -------------------------------
     Robert P. Newcomer

     P. H. GLATFELTER COMPANY
     By /S/ Robert S. Wood
        ------------------

                                    SCHEDULE

     In accordance with Instruction 2 to Item 601 of Regulation S-K, the Registrant has omitted filing Change in Control Employment Agreements by and between P. H. Glatfelter Company and the following employees as exhibits to this Form 10-K because they are identical to the Change in Control Employment Agreement by and between P. H. Glatfelter Company and Robert P. Newcomer, dated as of December 31, 2000, which is included as Exhibit 10(j) to this Form 10-K:

1.   John R. Anke, dated as of December 31, 2000.
2.   Gerhard K. Federer, dated as of December 31, 2000.
3.   Robert L. Inners II, dated as of December 31, 2000.
4.   George MacKenzie, dated as of December 31, 2001.
5.   Carroll L. Missimer, dated as of December 31, 2000.
6.   Markus R. Mueller, dated as of December 31, 2000.
7.   Dante C. Parrini, dated as of December 31, 2000.
8.   Mark W. Pitts, dated as of December 31, 2000.
9.   Werner Ruckenbrod, dated as of December 31, 2000.
10.  C. Matthew Smith, dated as of December 31, 2000.
11.  Peter M. Yaffe, dated as of December 31, 2001.
12.  William T. Yanavitch, dated as of December 31, 2000.